Exhibit 23A
     (Sutherland, Asbill & Brennan Letterhead)




                                    August 29, 1996


Board of Directors
Valley Forge Life Insurance Company
CNA Plaza
Chicago, IL  60685

Directors:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed by Valley Forge Life Insurance Company (Reg. File No. 333-1083) with the Securities and Exchange Commision. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Very truly yours,

                                 Sutherland, Asbill & Brennan


                                 By: /S/ KIMBERLY J. SMITH
                                     -----------------------
                                     Kimberly J. Smith